UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SportsMap Tech Acquisition Corp.

(Name of Registrant as Specified in Its Charter)*

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SportsMap Tech Acquisition Corp.

5353 West Alabama, Suite 415

Houston, Texas 77056

(713) 479-5302

PROXY STATEMENT SUPPLEMENT

Dated November 28, 2023

The following disclosures in this proxy supplement (the “Supplement”) supplement, and should be read in conjunction with, the disclosures contained in the definitive proxy statement (the “Definitive Proxy Statement”) of SportsMap Tech Acquisition Corp. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged.

The Company today announced that it has rescheduled its special meeting (the “Special meeting”) to, among other things, consider and vote on a its previously announced proposed Business Combination with Infrared Cameras Holdings, Inc.

The Company’s Special Meeting was previously set for December 5, 2023, and will now be held on December 8, 2023, at 10:00 a.m., Eastern Time via live webcast at www.virtualshareholdermeeting.com/SMAP2023SM2.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT PRIOR TO 5:00 P.M., EASTERN TIME ON DECEMBER 6, 2023, TWO (2) BUSINESS DAYS PRIOR TO THE RESCHEDULED DATE OF THE SPECIAL MEETING.

The record date for Company stockholders entitled to vote at the Special Meeting remains as October 17, 2023.